Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-212363) pertaining to the 2012 Equity Incentive Plan, 2016 Stock Incentive Plan, and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc.,
2.

Registration Statements (Form S-8 Nos. 333-216821, 333-223574, 333-230116 and 333-236895) pertaining to the 2016 Stock Incentive Plan and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc.,

3.	Registration Statement (Form S-3 No. 333-222634) of Syros Pharmaceuticals, Inc.,
4.	Registration Statement (Form S-3 No. 333-239141) of Syros Pharmaceuticals, Inc., and
5.	Registration Statement (Form S-3 No. 333-251941) of Syros Pharmaceuticals, Inc.

of our report dated March 4, 2021, with respect to the consolidated financial statements of Syros Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 4, 2021